As filed with the Securities and Exchange Commission on August 9, 2017
Registration No. 333-219239

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Parker Drilling Company*
(Exact name of registrant as specified in its charter)

Delaware	1381	73-0618660
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)
5 Greenway Plaza, Suite 100
Houston, Texas 77046
(281) 406-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon-Al Duplantier
Senior Vice President, Chief Administrative Officer,
Interim Chief Financial Officer and
General Counsel
Parker Drilling Company
5 Greenway Plaza, Suite 100
Houston, Texas 77046
(281) 406-2000
(name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Kelly B. Rose
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check is a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B).    ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum aggregate offering price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.16 2/3 per share
Preferred Stock, par value $1.00 per share
Depositary Shares
Debt Securities(3)
Guarantees of Debt Securities(4)
Warrants
Total	$1,000,000,000 (5)(6)	$115,900

(1)
The amount of securities to be registered for each class of securities, the proposed maximum aggregate offering price per unit for each class of securities and the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(2)
Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(p) under the Securities Act, a registration fee of $116,200 was paid in connection with a post-effective amendment on February 25, 2015 with respect to securities available for issuance under a registration statement on Form S-3 (Registration No. 333-197977) originally filed by the Registrant on August 8, 2014, which registration statement expired in accordance with SEC rules on August 8, 2017. Pursuant to Rule 457(b) and 457(p), $106,176.96 of prepaid registration fees is presently available for offset. The $115,900 registration fee associated with this Registration Statement is hereby offset against the prepaid registration fees made in connection with the securities available for issuance under Registration No. 333-197977.

(3)
If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $1,000,000,000 less the dollar amount of any registered securities previously issued.

(4)
Certain subsidiaries of Parker Drilling Company may fully and unconditionally guarantee any series of debt securities of Parker Drilling Company. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate initial offering price of all securities offering from time to time pursuant to this Registration Statement exceed $1,000,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(6)
These are being registered hereunder a presently indeterminate amount of common stock, preferred stock, depositary shares and warrants and an indeterminate principal amount of debt securities and guarantees of debt securities. This registration statement also includes an indeterminate number of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder (including any securities issuable upon a stock split, stock dividend, recapitalization or similar event pursuant to Rule 416 under the Securities Act).

* The companies listed on the next page in the Table of Additional Registrants are also included in this Registration Statement as additional Registrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter(1)	State of other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
2M-Tek, Inc.	Louisiana	37-1531761
Anachoreta, Inc.	Nevada	88-0103667
Pardril, Inc.	Oklahoma	73-0774469
Parker Aviation Inc.	Oklahoma	73-1126372
Parker Drilling Arctic Operating, LLC	Delaware	26-2376834
Parker Drilling Company North America, Inc.	Nevada	73-1506381
Parker Drilling Company of Niger	Oklahoma	73-1394204
Parker Drilling Company of Oklahoma, Incorporated	Oklahoma	73-0798949
Parker Drilling Company of South America, Inc.	Oklahoma	73-0760657
Parker Drilling Management Services, Ltd.	Nevada	73-1567200
Parker Drilling Offshore Company, LLC	Nevada	76-0409092
Parker Drilling Offshore USA, L.L.C.	Oklahoma	72-1361469
Parker North America Operations, LLC	Nevada	73-1571180
Parker Technology, Inc.	Oklahoma	75-1246599
Parker Technology, L.L.C.	Louisiana	62-1681875
Parker Tools, LLC	Oklahoma	81-0588864
Quail Tools, L.P.	Oklahoma	72-1361471
Quail USA, LLC	Oklahoma	82-0578885

(1)
The address, including zip code, and telephone number, including area code, of each of the additional Registrants’ principal executive offices is c/o Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046, (281) 406-2000. The primary standard industrial classification code number of each of the additional Registrants is 1381. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional Registrants is Jon-Al Duplantier, Senior Vice President, Chief Administrative Officer, Interim Chief Financial Officer and General Counsel, Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046, (281) 406-2000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2017

PROSPECTUS

Parker Drilling Company
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants

We may issue and sell from time to time securities described in this prospectus. This prospectus contains summaries of the general terms of the securities. At the time of each offering, we will provide the specific terms of the offering and the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Our common stock is listed on the New York Stock Exchange under the symbol “PKD.”

Investing in our securities involves risks. You should consider carefully the risk factors referenced on page 5 of this prospectus and in the applicable prospectus supplement or any of the documents we incorporate by reference before making an investment in the offered securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    2017.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
PARKER DRILLING COMPANY	4
RISK FACTORS	5
RATIOS OF EARNINGS TO FIXED CHARGES	6
USE OF PROCEEDS	7
DESCRIPTION OF CAPITAL STOCK	8
DESCRIPTION OF DEPOSITARY SHARES	11
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES	12
DESCRIPTION OF WARRANTS	19
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	22
EXPERTS	22

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf registration statement” that we have filed with the Securities and Exchange Commission (“SEC”). By using a shelf registration statement, we may sell from time to time in one or more offerings any combination of the securities described in this prospectus. For further information about the securities and us, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information.” Unless we state otherwise or the context clearly indicates otherwise, references in this prospectus to “Parker Drilling,” the “Company,” “we,” “us” and “our” refer to Parker Drilling Company and its subsidiaries and consolidated joint ventures.
This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains more specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information included in our reports, proxy statements and other information filed with the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell the offered securities. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information incorporated by reference in this prospectus is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov and at our website at www.parkerdrilling.com. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus. You may also read and copy any document that we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and its copy charges.
We incorporate by reference information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.
We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) on or after the date of this prospectus and until the termination of this offering.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on February 21, 2017;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, as filed with the SEC on May 4, 2017 and August 3, 2017;

•	Our Current Reports on Form 8-K as filed with the SEC on January 6, 2017, February 27, 2017, March 14, 2017, May 12, 2017 and June 12, 2017; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on June 16, 1969, as that description may be updated from time to time.
We also are incorporating by reference all additional documents that we may file with the SEC under Section 13(a), 13 (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the effectiveness of the registration statement.
You may also obtain a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents by writing or telephoning us at the following address and telephone number:

Parker Drilling Company
5 Greenway Plaza, Suite 100
Houston, Texas 77046
Attention: Investor Relations Telephone: (281) 406-2000

You will not be charged for any of these documents that you request.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Exchange Act. All statements contained in this prospectus, other than statements of historical facts, included or incorporated by reference herein are “forward-looking statements” for purposes of these provisions.
In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements are based on certain assumptions and analyses we make in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are relevant. Although we believe that our assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside of our control.
Each forward-looking statement speaks only as of the date of this prospectus, and, except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Before you decide to invest in the securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, financial condition and cash flows.

PARKER DRILLING COMPANY
Parker Drilling is an international provider of contract drilling and drilling-related services as well as rental tools and services. We have operated in over 50 countries since beginning operations in 1934, making us among the most geographically experienced drilling contractors and rental tools providers in the world. We currently have operations in 20 countries. Parker Drilling has participated in numerous world records for deep and extended-reach drilling land rigs and is an industry leader in quality, health, safety and environmental practices. Our business is comprised of two business lines: (1) Drilling Services and (2) Rental Tools Services. We report our Drilling Services business as two reportable segments: (1) U.S. (Lower 48) Drilling and (2) International & Alaska Drilling. We report our Rental Tools Services business as two reportable segments: (1) U.S. Rental Tools and (2) International Rental Tools.
In our Drilling Services business, we drill oil, natural gas and geothermal wells for customers in both the U.S. and international markets. We provide this service with both Company-owned rigs and customer-owned rigs. We refer to the provision of drilling services with customer-owned rigs as our operations and management (O&M) service in which operators own their own drilling rigs but choose Parker Drilling to operate and manage the rigs for them. The nature and scope of activities involved in drilling an oil and natural gas well is similar whether the well is drilled with a Company-owned rig (as part of a traditional drilling contract) or a customer-owned rig (as part of an O&M contract). In addition, we provide project-related services, such as engineering, procurement, project management and commissioning of customer-owned drilling facility projects. We have extensive experience and expertise in drilling geologically difficult wells and in managing the logistical and technological challenges of operating in remote, harsh and ecologically sensitive areas.
In our Rental Tools Services business, we provide premium rental equipment and services to exploration and production (E&P) companies, drilling contractors and service companies on land and offshore in the U.S. and international markets. Tools we provide include standard and heavy-weight drill pipe, all of which are available with standard or high-torque connections, tubing, drill collars, pressure control equipment, including blow-out preventers (BOPs), and more. We also provide well construction services, which include tubular running services and downhole tool rentals, and well intervention services, which include whipstock, fishing and related services, as well as inspection and machine shop support. Rental tools are used during drilling and/or workover programs and are requested by the customer when they are needed, requiring us to keep a broad inventory of rental tools in stock. Rental tools are usually rented on a daily or monthly basis.
Our principal executive offices are located at 5 Greenway Plaza, Suite 100, Houston, Texas 77046 and our telephone number at that location is (281) 406-2000.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement and referred to under the heading “Where You Can Find More Information,” including under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read “Special Note Regarding Forward-Looking Statements.” While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business.
If any of these risks or uncertainties actually occurs, our business, financial condition, results of operations or cash flows could be adversely affected. When we offer and sell and securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES
The ratio of earnings to fixed charges for each period indicated is set forth in the following table:

	Six Months Ended June 30,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	(1)	(3)	(3)	2.1x	2.1x	2.4x
Ratio of earnings to combined fixed charges and preferred dividends	(2)	(4)	(4)	(4)	(4)	(4)

(1)	For the six months ended June 30, 2017, earnings were insufficient to cover fixed charges by $41.6 million.

(2)	For the six months ended June 30, 2017, earnings were insufficient to cover combined fixed charges and preferred dividends by $42.9 million.

(3)	For each of the years ended December 31, 2016 and 2015, earnings were insufficient to cover fixed charges by $106.9 million and $23.0 million, respectively.

(4)
The ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges as there was no preferred stock outstanding for the respective years.

For purposes of this table, (i) “earnings” consist of our consolidated income from continuing operations before income taxes and fixed charges and (ii) “fixed charges” consist of interest expense, amortization of deferred financing costs and the portion of rental expense representing interest.

USE OF PROCEEDS
Unless we have indicated otherwise in an applicable prospectus supplement, we expect to use the net proceeds we receive from any offering of securities under this prospectus for our general corporate purposes, which may include, without limitation, working capital, capital expenditures, financing of acquisitions or the repayment, redemption, or refinancing of a portion of our indebtedness. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 280,000,000 shares of common stock, par value $0.16 2⁄3 per share, and 1,942,000 shares of preferred stock, par value $1.00 per share. As of August 1, 2017, we had 138,255,177 shares of common stock outstanding and 500,000 shares of 7.25% Series A Mandatory Convertible Preferred Stock (“mandatory convertible preferred stock”) outstanding. Holders of capital stock have no preemptive rights to acquire any shares of our capital stock or any securities convertible into or exchangeable for any such shares.
The description of our capital stock contained herein is a summary and is not intended to be complete. For a complete description of our capital stock, please read our restated certificate of incorporation, our by-laws and the certificate of designations establishing the designations, powers, preferences and relative, participating, optional, conversion and other rights, and the qualifications, limitations and restrictions thereof, of the mandatory convertible preferred stock (the “certificate of designations”), which have been filed with the SEC.
Common Stock
Holders of common stock are entitled to one vote for each share held. Holders of common stock may not cumulate their votes in elections of directors.
Subject to the rights of our mandatory convertible preferred stock and any other then-outstanding shares of preferred stock, the holders of common stock may receive such dividends as our board of directors may declare in its discretion out of legally available funds.
Holders of common stock will share equally in our assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of our mandatory convertible preferred stock and any other preferred stock then outstanding.
Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities.
Preferred Stock
We may issue preferred stock from time to time in one or more series. Subject to the provisions of our restated certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock constituting any series, to fix the number of shares of the series and to establish the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion or exchange rights and liquidation preferences of the shares of the series, in each case without any further action or vote by our stockholders.
Unless otherwise provided in resolutions establishing the terms of such series, holders of preferred stock are entitled to one vote for each share held, and holders of all series of preferred stock will vote together with holders of common stock as one class. In addition, if dividends on preferred stock are in arrears for six quarters or a sinking fund obligation with respect to the preferred stock has been in default for one year, then, at any ensuing annual meeting of our stockholders, holders of preferred stock, voting separately as a class without regard to series, may elect two directors. This special voting right will continue until all dividend arrearages and sinking fund defaults have been cured, and while this special voting right persists, holders of preferred stock will be entitled to participate with holders of common stock in the election of any other directors. Holders of preferred stock may not cumulate their votes in elections of directors.
A vote of the holders of at least two-thirds of the preferred stock then-outstanding, acting as a class without regard to series, is required to approve any amendment to our restated certificate of incorporation that materially alters any existing provision of the preferred stock.
The issuance of shares of preferred stock could adversely affect the voting power of holders of our common stock, discourage an unsolicited acquisition proposal or make it more difficult for a third party to gain control of the Company. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. Additionally, the issuance of any new series of preferred stock issued will rank prior to our common stock as to dividend rights, liquidation preference or both and may be convertible into shares of common stock. As a result, the issuance of shares of a new series of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.
On February 27, 2017, we issued 500,000 shares of our mandatory convertible preferred stock.
Subject to certain exceptions, so long as any share of mandatory convertible preferred stock remains outstanding, no dividend or distribution shall be declared or paid on the shares of our common stock or any other class or series of junior stock, and no common stock or any other class or series of junior or parity stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of mandatory convertible preferred stock.
Unless converted earlier pursuant to the certificate of designations, each share of mandatory convertible preferred stock will convert automatically on March 31, 2020, into between 41.4079 and 47.6190 shares of our common stock, subject to customary anti-dilution adjustments. The number of shares of common stock issuable upon conversion will be determined based on the average volume weighted average price per share of our common stock over the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding the mandatory conversion date. Dividends on the mandatory convertible preferred stock will be payable on a cumulative basis when, as and if declared by our board of directors, at an annual rate of 7.25% of the liquidation preference of $100 per share, and may be paid in cash or, subject to certain limitations, in shares of our common stock or any combination of cash and shares of our common stock on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2017 and ending on, and including, March 31, 2020.
Whenever dividends on shares of mandatory convertible preferred stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, the holders of mandatory convertible preferred stock, voting together as a single class with holders of any and all other series of preferred stock ranking equally with the mandatory convertible preferred stock and having similar voting rights, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations.
In addition, upon our voluntary or involuntary liquidation, winding-up or dissolution, each holder of mandatory convertible preferred stock will be entitled to receive a liquidation preference in the amount of $100 per share of the mandatory convertible preferred stock, plus an amount equal to accumulated and unpaid dividends on the shares, whether or not declared, to, but not including, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our stockholders, after satisfaction of liabilities to our creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock).
Anti-takeover Provisions
Some provisions of Delaware law, our restated certificate of incorporation and by-laws summarized below could make certain change of control transactions more difficult, including acquisitions of us by means of a tender offer, proxy contest or otherwise, as well as removal of our incumbent directors. These provisions may have the effect of preventing changes in our management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.
Business Combinations under Delaware Law
We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Generally, Section 203 prevents (i) a person who owns 15% or more of our outstanding voting stock (an “interested stockholder”), (ii) an affiliate or associate of the Company who was also an interested stockholder at any time within three years immediately prior to the date of determination and (iii) the affiliates and associates of any such persons from engaging in any business combination with us, including mergers or consolidations or acquisitions of additional shares, for three years following the date that the person became an interested stockholder. These restrictions do not apply if:

•
before the person became an interested stockholder, our board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock that was outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•
on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by both our board of directors and the holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

Number and Election of Directors
Our restated certificate of incorporation provides that the number of directors shall not be less than three nor more than 15, with the number of directors to be fixed from time to time by or in the manner provided in the by-laws. Our by-laws provide that the number of directors shall be fixed by resolution of the board of directors, and that in the event of a vacancy or newly created directorship, the remaining directors have the sole power to fill any such vacancies.

Classified Board of Directors
Our board of directors is divided into three classes. The directors of each class are elected for three-year terms, and the terms of the three classes are staggered so that directors from a single class are elected at each annual meeting of stockholders. In addition, directors may not be removed without cause. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Limitation of Stockholder Actions
Any stockholder wishing to submit a nomination to the board of directors must follow certain procedures outlined in our by-laws. In addition, our by-laws require written application by the holders of 75% of our outstanding voting stock to call a special stockholders’ meeting. Generally, a notice of a stockholder proposal or nomination of a director candidate is timely if it is received no less than 90 days and no more than 120 days in advance of the next year’s annual meeting. Our by-laws specify the requirements as to form and content of all stockholders’notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting to the extent they do not comply with the requirements in these advance notice procedures.
Authorized but Unissued Shares
Our restated certificate of incorporation provides that our authorized but unissued shares of preferred stock are available for future issuance without stockholder approval and does not preclude the future issuance without stockholder approval of the authorized but unissued shares of our common stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Amendments to our By-Laws
Our by-laws may be amended or repealed or new by-laws may be adopted (i) by action of our board of directors or (ii) at any annual or special meeting of the stockholders by the affirmative vote of 80% of our outstanding voting stock entitled to vote on such action.
Limitation of Director Liability and Indemnification Arrangements
Our by-laws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, Delaware General Corporation Law, which empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
As permitted by Delaware General Corporation Law, our certificate of incorporation contains a provision eliminating the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. Our limitation of liability and indemnification provisions may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors or officers, even though such an action, if successful, might otherwise benefit us and our stockholders.
Listing of Common Stock
Our common stock is listed on the New York Stock Exchange under the symbol “PKD.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock and mandatory convertible preferred stock is Wells Fargo Bank, N.A.

DESCRIPTION OF DEPOSITARY SHARES
Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.
The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.
We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into between us and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into between us and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.
We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”
In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” or “our” refer to Parker Drilling Company only and not to any of its subsidiaries.
General
Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.
The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.
We currently conduct our operations through both U.S. and foreign subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, unless the subsidiaries provide a subsidiary guarantee, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries on their assets and earnings.
If specified in the prospectus supplement, the debt securities will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.
Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.
Terms
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which we will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.
We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.
If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Subordination
Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due.
The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.
The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.
Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.
Subsidiary Guarantees
If specified in the prospectus supplement, our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our subsidiaries. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of our subsidiaries, the applicable subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of its obligations under its subsidiary guarantee.
Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture.
If a series of debt securities is guaranteed by any of our future subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary’s senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt. Please read “-Subordination.”
Consolidation, Merger and Sales of Assets
The indentures generally permit a consolidation or merger involving us. They also permit us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

•
if we are not the continuing entity, the resulting entity is organized under the laws of any United States jurisdiction and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indentures, and

•	immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.
This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.
Events of Default
Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment for 30 days when due;

•
our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of us; and

•	any other event of default provided for that series of debt securities.
A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of our company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.
A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.
If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.
The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.
Modification and Waiver
We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•
make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.

We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.
The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.
Defeasance and Discharge
Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•
we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “-Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.
Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes and that the holders would be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when either:

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•
we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law
New York law will govern the indentures and the debt securities.
The Trustees
We will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
Payment and Paying Agents
Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in either of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Form, Exchange, Registration and Transfer
We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.
We will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•
any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Book-Entry Debt Securities
We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock, depositary shares, debt securities or any combination of the foregoing. Warrants may be issued independently or together with any common stock, preferred stock, depositary shares or debt securities and may be attached to or separate from the common stock, preferred stock, depositary shares or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we will name in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of the warrants offered;

•
the designation, number and terms of the common stock, preferred stock, depositary shares or debt securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

PLAN OF DISTRIBUTION
We may sell the securities described in this prospectus and any accompanying prospectus supplement directly to purchasers, through agents, through underwriters or underwriting syndicates led by one or more managing underwriters, to or through broker- dealers or through a combination of any of these methods.
We will prepare a prospectus supplement for each offering that will set forth the terms of the offering and the method of distribution and will include the following information:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.
Sales Through Agents
We may sell the securities through agents we designate from time to time. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment.
Sales Through Underwriters or Dealers
If we utilize any underwriters in the sale of securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of those underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of securities in respect of which this prospectus is delivered to the public. The underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and any underwritten offering may be on a best efforts or a firm commitment basis. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices determined by the dealer at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales
Securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the internet, to sell offered securities directly.
General Information
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.
We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Other than the common stock, which is listed on the New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, certain persons participating in the offering make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

LEGAL MATTERS
The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas, and for the underwriters or agents, if any, by a firm named in the prospectus supplement relating to the particular security. Certain matters of Oklahoma law will be passed upon for us by Conner & Winters LLP, Tulsa, Oklahoma. Certain matters of Nevada law will be passed upon for us by Greenberg Traurig, LLP, Las Vegas, Nevada. Certain matters of Louisiana law will be passed upon for us by Jones Walker LLP, New Orleans, Louisiana.
EXPERTS
The consolidated financial statements and schedule of Parker Drilling Company and its subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
Set forth below is an estimate of the approximate amount of the fees and expenses expected to be incurred by Parker Drilling Company in connection with offerings described in this registration statement.

Amount to be Paid

Amount to be Paid
SEC Registration Fee	$ 115,900 *
Trustee Fees and Expenses	**
Printing Expenses	**
Accounting Fees and Expenses	**
Rating Agency Fees and Expenses	**
Legal Fees and Expenses	**
Miscellaneous	**
Total	$ **

*	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest, distributions and dividends, if any.

**
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers
Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
The by-laws of Parker Drilling Company contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.
As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Parker Drilling Company’s certificate of incorporation contains a provision eliminating the personal liability of a director to Parker Drilling Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Parker Drilling Company has entered into indemnification agreements with certain of its officers and directors that provide for indemnification of such officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.
Parker Drilling Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.
Item 16.    Exhibits
(a) Exhibits

Exhibit Number	Description

1.1**	Underwriting Agreement.

3.1
Restated Certificate of Incorporation of Parker Drilling Company, as amended on May 16, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2007).

3.2	Parker Drilling Company By-Laws, as amended as of March 9, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 14, 2017).

3.3
Certificate of Designations of 7.25% Series A Mandatory Convertible Preferred Stock of Parker Drilling Company, dated February 27, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 27, 2017).

4.1
Indenture, dated July 30, 2013, among Parker Drilling Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 31, 2013).

4.2	Form of 7.50% Senior Note due 2020 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 31, 2013).

4.3
Indenture, dated January 22, 2014, among Parker Drilling Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 28, 2014).

4.4	Form of 6.75% Senior Note due 2022 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on January 28, 2014).

4.5†	Form of Senior Indenture

4.6†	Form of Subordinated Indenture

5.1*	Opinion of Baker Bots L.L.P.

5.2†	Opinion of Conner & Winters LLP.

5.3*	Opinion of Greenberg Traurig, LLP.

5.4*	Opinion of Jones Walker LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q filed on August 3, 2017).

23.1*	Consent of KPMG LLP.

23.2*	Consent of Baker Botts L.L.P. (included in their opinion filed as Exhibit 5.1).

23.3†	Consent of Conner & Winters LLP (included in their opinion filed as Exhibit 5.2).

23.4*	Consent of Greenberg Traurig, LLP (included in their opinion filed as Exhibit 5.3).

23.5*	Consent of Jones Walker LLP (included in their opinion filed as Exhibit 5.4).

24.1†	Powers of attorney.

25.1†	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of Senior Indenture.

25.2†	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of Subordinated Indenture.
†    Previously filed.
*    Filed herewith.

**
The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) instruments setting forth the terms of any debt securities, preferred stock, depositary shares or warrants and (iii) any additional opinions of counsel with respect to legality of the securities offered hereby.

Item 17.    Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post- effective amendment will be filed to set forth the terms of such offering.
(8)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
(9)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 9, 2017.

PARKER DRILLING COMPANY

By:	/s/ Jon-Al Duplantier
	Name:	Jon-Al Duplantier
	Title:	Senior Vice President, Chief Administrative Officer, Interim Chief Financial Officer and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 9, 2017.

Signature	Title

*	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Gary G. Rich

/S/ Jon-Al Duplantier	Senior Vice President, Chief Administrative Officer, Interim Chief Financial Officer and General Counsel (Interim Principal Financial Officer)
Jon-Al Duplantier

/s/ Leslie K. Nagy	Controller and Principal Accounting Officer (Principal Accounting Officer)
Leslie K. Nagy

*	Director
Jonathan M. Clarkson

*	Director
Peter T. Fontana

*	Director
Gary R. King

*	Director
Robert L. Parker Jr.

*	Director
Richard D. Paterson

*	Director
R. Rudolph Reinfrank

*	Director
Zaki Selim

* By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 9, 2017.

2M-TEK, INC.

ANACHORETA, INC.

PARDRIL, INC.

PARKER AVIATION, INC.

PARKER DRILLING COMPANY NORTH AMERICA, INC.

PARKER DRILLING COMPANY OF NIGER

PARKER DRILLING COMPANY OF OKLAHOMA, INCORPORATED

PARKER DRILLING COMPANY OF SOUTH AMERICA, INC.

PARKER TECHNOLOGY, INC.

By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 9, 2017.

Signature	Title

*	President and Director (Principal Executive Officer)
Gary G. Rich

/S/ David W. Tucker	Vice President and Treasurer (Principal Financial and Accounting Officer)
David W. Tucker

* By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 9, 2017.

PARKER DRILLING ARCTIC OPERATING, LLC

PARKER DRILLING OFFSHORE COMPANY, LLC

PARKER NORTH AMERICA OPERATIONS, LLC

PARKER TECHNOLOGY, L.L.C.
PARKER TOOLS, LLC
QUAIL USA, LLC
PARKER DRILLING MANAGEMENT SERVICES, LTD.

By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 9, 2017.

Signature	Title

*	President and Manager (Principal Executive Officer)
Gary G. Rich

/S/ David W. Tucker	Vice President and Treasurer (Principal Financial and Accounting Officer)
David W. Tucker

* By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 9, 2017.

PARKER DRILLING OFFSHORE USA, L.L.C.

By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 9, 2017.

Signature	Title

*	President and Manager of Parker Drilling Offshore Company, LLC, its sole member (Principal Executive Officer)
Gary G. Rich

/S/ David W. Tucker	Vice President and Treasurer of Parker Drilling Offshore Company, LLC, its sole member (Principal Financial and Accounting Officer)
David W. Tucker

* By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 9, 2017.

QUAIL TOOLS, L.P.

By:	Quail USA, LLC, its general partner

By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 9, 2017.

Signature	Title

*	President and Manager of Parker Drilling Offshore Company, LLC, the sole member of Quail USA, LLC, its general partner (Principal Executive Officer)
Gary G. Rich

/S/ David W. Tucker	Vice President and Treasurer of Parker Drilling Offshore Company, LLC, the sole member of Quail USA, LLC, its general partner (Principal Financial and Accounting Officer)
David W. Tucker

* By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1**	Underwriting Agreement.

3.1
Restated Certificate of Incorporation of Parker Drilling Company, as amended on May 16, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2007).

3.2	Parker Drilling Company By-Laws, as amended as of March 9, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 14, 2017).

3.3
Certificate of Designations of 7.25% Series A Mandatory Convertible Preferred Stock of Parker Drilling Company, dated February 27, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 27, 2017).

4.1
Indenture, dated July 30, 2013, among Parker Drilling Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 31, 2013).

4.2	Form of 7.50% Senior Note due 2020 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 31, 2013).

4.3
Indenture, dated January 22, 2014, among Parker Drilling Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 28, 2014).

4.4	Form of 6.75% Senior Note due 2022 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on January 28, 2014).

4.5†	Form of Senior Indenture

4.6†	Form of Subordinated Indenture

5.1*	Opinion of Baker Bots L.L.P.

5.2†	Opinion of Conner & Winters LLP.

5.3*	Opinion of Greenberg Traurig, LLP.

5.4*	Opinion of Jones Walker LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q filed on August 3, 2017).

23.1*	Consent of KPMG LLP.

23.2*	Consent of Baker Botts L.L.P. (included in their opinion filed as Exhibit 5.1).

23.3†	Consent of Conner & Winters LLP (included in their opinion filed as Exhibit 5.2).

23.4*	Consent of Greenberg Traurig, LLP (included in their opinion filed as Exhibit 5.3).

23.5*	Consent of Jones Walker LLP (included in their opinion filed as Exhibit 5.4).

24.1†	Powers of attorney.

25.1†	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of Senior Indenture.

25.2†	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of Subordinated Indenture.

†    Previously filed.
*    Filed herewith.

**
The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) instruments setting forth the terms of any debt securities, preferred stock, depositary shares or warrants and (iii) any additional opinions of counsel with respect to legality of the securities offered hereby.